Exhibit 99.1

News Release
nVent Announces Second Quarter 2020 Financial Results

•Reported sales of $447 million were down 17%; Organic sales down 22%
•Reported EPS of $0.15; Adjusted EPS of $0.29
•Cash Flows from Operations of $91 million, $77 million of Free Cash Flow, higher than prior year
•Expect full-year cost savings of approximately $70 million

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – July 31, 2020 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today provided a business update in response to the COVID-19 pandemic and announced financial results for the second quarter of 2020.
"As we continue to manage ongoing impacts from COVID-19, we remain focused on three near-term priorities, which are the safety and well-being of our employees, continuing business operations to serve our customers and making nVent stronger, well-positioned to exit this crisis,” said Beth Wozniak, nVent's chief executive officer. “We believe our second quarter performance demonstrated that we executed well during a uniquely challenging time. We delivered strong free cash flow and managed decrementals better than expected. Importantly, we continue to invest for growth, with 24 new products launched in the first half and advancements in our digital transformation. We are confident in the actions we are taking to emerge stronger."

Second quarter sales of $447 million were down 17 percent relative to the second quarter 2019 and declined 22 percent organically, which excludes the impact from currency fluctuations and acquisitions. Eldon and WBT added approximately $30 million in sales during the second quarter. Second quarter 2020 earnings per diluted share (“EPS”) were $0.15, down 57%, while on an adjusted basis, the company had EPS of $0.29, down 34%. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Second quarter 2020 operating income was $45 million, down 48 percent from $87 million in the second quarter of 2019. On an adjusted basis, segment income was $68 million, down 35 percent from $105 million in the second quarter of 2019, largely due to the impact of volume declines.
nVent had net cash provided by operating activities of $91 million in the second quarter and free cash flow generated was $77 million, converting 160 percent of adjusted net income. As of June 30, 2020, nVent continued to have a strong liquidity position with $235 million in cash on hand and a net debt to EBITDA leverage ratio of 2.4x. nVent has $315 million undrawn on its revolving credit facility.
Due to continued uncertainties around the ultimate impact of the COVID-19 pandemic, the company is not reinstating full-year guidance at this time. The ultimate magnitude of the COVID-19 pandemic, including the extent of its impact on nVent’s financial and operational results will be determined by a number of factors including the length of time that the pandemic continues, and its effect on the demand for the company’s products. The company estimates reported sales for the third quarter of 2020 to be in the range of down 7 to down 17 percent, which represents a 10 to 20 percent decrease on an organic basis.

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SECOND QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	June 30, 2020	June 30, 2019	% / point change
Net Sales	$447	$540	-17%
Organic			-22%
Operating Income	$45	$87	-48%
Reported ROS	10.1%	16.1%
Segment Income	$68	$105	-35%
Adjusted ROS	15.3%	19.4%	-410 bps

Enclosures
	Three months ended
	June 30, 2020	June 30, 2019	% / point change
Net Sales	$219	$260	-16%
Organic			-25%
ROS	12.9%	18.5%	-560 bps

Thermal Management
	Three months ended
	June 30, 2020	June 30, 2019	% / point change
Net Sales	$96	$129	-26%
Organic			-24%
ROS	15.0%	19.6%	-460 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	June 30, 2020	June 30, 2019	% / point change
Net Sales	$132	$151	-12%
Organic			-14%
ROS	26.3%	27.6%	-130 bps

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DIVIDENDS
nVent previously announced on May 14, 2020 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the third quarter on August 7, 2020.
PUBLICATION OF FIRST SOCIAL RESPONSIBILITY REPORT
nVent on July 22 published its first social responsibility report, detailing nVent’s mission in helping to ensure critical systems operate safely and reliably in a world that is increasingly electrified and connected. “This first report is a meaningful step in our commitment to driving progress around the world on issues important to our employees, customers and shareholders,” said Wozniak.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s second quarter performance on a conference call with analysts and investors at 8:00 a.m. Eastern Daylight Time today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 5398222 approximately ten minutes before the 8:00 a.m. EDT start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on September 7, 2020 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.203.2880
Jill.Saletta@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net sales	$447.2	$539.5	$968.1	$1,077.5
Cost of goods sold	286.9	327.3	612.5	655.4
Gross profit	160.3	212.2	355.6	422.1
% of net sales	35.8%	39.3%	36.7%	39.2%
Selling, general and administrative	104.3	113.1	227.4	233.2
% of net sales	23.3%	21.0%	23.5%	21.6%
Research and development	10.7	12.1	22.6	24.4
% of net sales	2.4%	2.2%	2.3%	2.3%
Operating income	45.3	87.0	105.6	164.5
% of net sales	10.1%	16.1%	10.9%	15.3%
Net interest expense	9.4	11.9	19.3	22.4
Other expense	0.7	1.0	1.5	1.9
Income before income taxes	35.2	74.1	84.8	140.2
Provision for income taxes	9.4	13.2	40.4	22.9
Effective tax rate	26.7%	17.8%	47.6%	16.3%
Net income	$25.8	$60.9	$44.4	$117.3
Earnings per ordinary share
Basic	$0.15	$0.36	$0.26	$0.67
Diluted	$0.15	$0.35	$0.26	$0.67
Weighted average ordinary shares outstanding
Basic	169.9	171.5	169.9	174.0
Diluted	170.4	173.0	170.7	175.6
Cash dividends paid per ordinary share	$0.175	$0.175	$0.35	$0.35

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2020	December 31, 2019
In millions
Assets
Current assets
Cash and cash equivalents	$235.0	$106.4
Accounts and notes receivable, net	300.2	334.3
Inventories	247.5	244.7
Other current assets	100.4	113.3
Total current assets	883.1	798.7
Property, plant and equipment, net	276.8	284.5
Other assets
Goodwill	2,297.3	2,279.1
Intangibles, net	1,139.6	1,160.5
Other non-current assets	115.6	117.5
Total other assets	3,552.5	3,557.1
Total assets	$4,712.4	$4,640.3
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$20.0	$17.5
Accounts payable	134.9	187.1
Employee compensation and benefits	61.5	71.9
Other current liabilities	169.8	185.7
Total current liabilities	386.2	462.2
Other liabilities
Long-term debt	1,187.6	1,047.1
Pension and other post-retirement compensation and benefits	211.0	207.2
Deferred tax liabilities	253.8	237.8
Other non-current liabilities	95.6	93.5
Total liabilities	2,134.2	2,047.8
Equity	2,578.2	2,592.5
Total liabilities and equity	$4,712.4	$4,640.3

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2020	June 30, 2019
Operating activities
Net income	$44.4	$117.3
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	19.0	17.2
Amortization	32.0	30.2
Deferred income taxes	26.2	(2.2)
Share-based compensation	6.1	8.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	31.9	(7.6)
Inventories	(2.9)	(19.7)
Other current assets	10.0	(7.5)
Accounts payable	(49.3)	(44.0)
Employee compensation and benefits	(9.4)	(11.9)
Other current liabilities	(16.5)	(21.5)
Other non-current assets and liabilities	(1.0)	(0.9)
Net cash provided by (used for) operating activities	90.5	57.8
Investing activities
Capital expenditures	(17.2)	(17.6)
Proceeds from sale of property and equipment	1.4	6.1
Acquisitions, net of cash acquired	(27.0)	—
Net cash provided by (used for) investing activities	(42.8)	(11.5)
Financing activities
Net receipts of revolving long-term debt	150.0	119.0
Repayments of long-term debt	(7.5)	(5.0)
Dividends paid	(59.5)	(61.5)
Shares issued to employees, net of shares withheld	2.7	5.2
Repurchases of ordinary shares	(3.2)	(235.7)
Net cash provided by (used for) financing activities	82.5	(178.0)
Effect of exchange rate changes on cash and cash equivalents	(1.6)	(2.0)
Change in cash and cash equivalents	128.6	(133.7)
Cash and cash equivalents, beginning of period	106.4	159.0
Cash and cash equivalents, end of period	$235.0	$25.3

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2020			2019
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Enclosures	$258.5	$219.3	$477.8	$255.5	$260.0	$515.5
Thermal Management	120.5	95.8	216.3	145.1	128.8	273.9
Electrical & Fastening Solutions	141.9	132.1	274.0	137.4	150.7	288.1
Total	$520.9	$447.2	$968.1	$538.0	$539.5	$1,077.5
Segment income (loss)
Enclosures	$40.9	$28.2	$69.1	$45.6	$48.2	$93.8
Thermal Management	20.3	14.4	34.7	34.3	25.3	59.6
Electrical & Fastening Solutions	33.5	34.7	68.2	31.2	41.6	72.8
Other	(13.2)	(9.0)	(22.2)	(14.9)	(10.3)	(25.2)
Total	$81.5	$68.3	$149.8	$96.2	$104.8	$201.0
Return on sales
Enclosures	15.8%	12.9%	14.5%	17.8%	18.5%	18.2%
Thermal Management	16.8%	15.0%	16.0%	23.6%	19.6%	21.8%
Electrical & Fastening Solutions	23.6%	26.3%	24.9%	22.7%	27.6%	25.3%
Total	15.6%	15.3%	15.5%	17.9%	19.4%	18.7%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter
Net sales	$520.9	$447.2
Net income	18.6	25.8
Provision for income taxes	31.0	9.4
Income before income taxes	49.6	35.2
Other expense	0.8	0.7
Net interest expense	9.9	9.4
Operating income	60.3	45.3
% of net sales	11.6%	10.1%
Adjustments:
Restructuring and other	4.3	6.2
Acquisition transaction and integration costs	0.9	0.8
Intangible amortization	16.0	16.0
Segment income	$81.5	$68.3
Return on sales	15.6%	15.3%

Segment income	$81.5	$68.3
Depreciation	9.6	9.4
Earnings before income tax, depreciation, and amortization - as adjusted	$91.1	$77.7

Net income - as reported	$18.6	$25.8
Adjustments to operating income	21.2	23.0
Income tax adjustments	18.3	0.2
Net income - as adjusted	$58.1	$49.0
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.11	$0.15
Adjustments	0.23	0.14
Diluted earnings per ordinary share - as adjusted	$0.34	$0.29

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2019 excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$538.0	$539.5	$559.8	$566.7	$2,204.0
Operating income	77.5	87.0	86.1	82.5	333.1
% of net sales	14.4%	16.1%	15.4%	14.6%	15.1%
Adjustments:
Restructuring and other	3.6	2.7	11.2	6.7	24.2
Acquisition transaction and integration costs	—	—	1.9	0.5	2.4
Intangible amortization	15.1	15.1	15.4	15.8	61.4
Inventory step-up amortization	—	—	—	3.2	3.2
Segment income	$96.2	$104.8	$114.6	$108.7	$424.3
Return on sales	17.9%	19.4%	20.5%	19.2%	19.3%

Net income - as reported	$56.4	$60.9	$59.9	$45.5	$222.7
Adjustments to operating income	18.7	17.8	28.5	26.2	91.2
Pension and other post-retirement mark-to-market loss	—	—	—	27.3	27.3
Income tax adjustments	(5.6)	(3.3)	(4.6)	(19.3)	(32.8)
Net income - pro forma adjusted	$69.5	$75.4	$83.8	$79.7	$308.4
Diluted earnings per ordinary share - pro forma adjusted
Diluted earnings per ordinary share - pro forma	$0.32	$0.35	$0.35	$0.27	$1.29
Adjustments	0.07	0.09	0.14	0.20	0.49
Diluted earnings per ordinary share - as adjusted	$0.39	$0.44	$0.49	$0.47	$1.78

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended June 30, 2020 (Unaudited)

	Q2 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	(21.6)%	(1.0)%	5.5%	(17.1)%
Enclosures	(24.7)%	(0.9)%	9.9%	(15.7)%
Thermal Management	(24.0)%	(1.6)%	—%	(25.6)%
Electrical & Fastening Solutions	(14.3)%	(0.7)%	2.7%	(12.3)%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ended September 30, 2020 (Unaudited)

	Forecast (1)
	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	(20) - (10)%	(1.0)%	4.0%	(17) - (7)%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Six months ended
In millions	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net cash provided by (used for) operating activities	$83.8	$70.9	90.5	$57.8
Capital expenditures	(7.0)	(8.4)	(17.2)	(17.6)
Proceeds from sale of property and equipment	0.3	0.1	1.4	6.1
Free cash flow	$77.1	$62.6	$74.7	$46.3